Exhibit 5.0
November 30, 2007
Board of Directors
Oriental Financial Group Inc.
Oriental Center
Professional Offices Park
997 San Roberto Street
10th Floor
San Juan, Puerto Rico 00926
Ladies and Gentlemen:
     As counsel to Oriental Financial Group Inc., a Puerto Rico corporation (the “Company”), we have been requested to render this opinion for filing as Exhibit 5 and 23.1 to the Company’s registration statement on Form S-8 (the “Registration Statement”), which is being filed with the Securities and Exchange Commission (the “Commission”) on the date hereof.
     The Registration Statement covers 550,000 shares (the “Shares”) of the Company’s common stock, par value $1.00 per share, which may be issued by the Company pursuant to the Company’s 2007 Omnibus Performance Incentive Plan (the “Plan”) filed as Exhibit 4.0 to the Registration Statement.
     We have examined the Company’s certificate of incorporation, as amended, the Company’s by-laws, the Plan and related minutes of action taken by the Board of Directors and stockholders of the Company, and such other documents and records as we have deemed appropriate. In the foregoing examination, we have assumed the genuineness of all signatures, the authenticity of all documents submitted to us as originals and the conformity to originals of all documents submitted to us as certified or reproduced copies of originals.
     Based on the foregoing, we are of the opinion that the Shares, when issued in accordance with the terms and conditions of the Plan, will be duly authorized, legally issued, fully paid and non-assessable.

Board of Directors
Oriental Financial Group Inc.

November 30, 2007
     We hereby consent to the filing of this opinion as Exhibit 5.0 to the Registration Statement. This consent is not to be construed as an admission that we are within the category of persons whose consent is required under Section 7(a) of the Securities Act of 1933, as amended, or the rules and regulations of the Commission thereunder.

Very truly yours,
/s/ McConnell Valdés LLC